SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  Form 8-K/A-1


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934


                         Date of Report: April 10, 1998
                        (Date of earliest event reported)


                             NationsBank Corporation
             (Exact name of registrant as specified in its charter)


                                 North Carolina
                 (State or other jurisdiction of incorporation)


           1-6523                                 56-0906609
           ------                                 ----------
   (Commission File Number)           (IRS Employer Identification Number)


                          NationsBank Corporate Center
                            Charlotte, North Carolina
                            -------------------------
                    (Address of principal executive offices)


                                      28255
                                      -----
                                   (Zip Code)


       Registrant's telephone number, including area code: (704) 386-5000

                    INFORMATION TO BE INCLUDED IN THE REPORT

         The Current Report on Form 8-K dated April 10, 1998 and filed with the Securities and Exchange Commission on April 17, 1998, is amended to include the following:

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Business Acquired.

         The following consolidated financial statements of BankAmerica are incorporated herein by reference to Exhibit 99.1 filed herewith:

         1. Consolidated Balance Sheet as of December 31, 1997 and 1996.

         2. Consolidated Statement of Operations for the years ended December 31, 1997, 1996 and 1995.

         3. Consolidated Statement of Cash Flows for the years ended December 31, 1997, 1996 and 1995.

         4. Consolidated Statement of Changes in Stockholders' Equity for the years ended December 31, 1997, 1996 and 1995.

         5. Notes to Consolidated Financial Statements.

         The Other Events in Item 5 of this Form 8-K should be read in connection with these consolidated financial statements.

         The report of Ernst & Young LLP, independent auditors, on the consolidated financial statements of BankAmerica as of December 31, 1997 and 1996 and for the three years then ended is filed herewith as part of Exhibit
99.1 and the related consent is filed herewith as Exhibit 99.2. Both the opinion and consent are incorporated herein by reference.

(b) Pro Forma Financial Information.

               UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

         The following Unaudited Pro Forma Condensed Balance Sheet as of December 31, 1997 combines the historical consolidated balance sheets of NationsBank and BankAmerica as if the Reorganization had been effective on December 31, 1997, after giving effect to certain adjustments described in the attached Notes to the Unaudited Pro Forma Condensed Financial Information. NationsBank's acquisition of Boatmen's Bancshares, Inc. ("Boatmen's") was completed on January 7, 1997 and is reflected in NationsBank's December 31, 1997 historical balance sheet. NationsBank's historical financial statements, restated to give retroactive effect of the merger of NationsBank with Barnett Banks, Inc. ("Barnett") on January 9, 1998, are included in NationsBank's Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on April 15, 1998. BankAmerica's historical financial statements are incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997 as filed with the SEC on March 16, 1998. The unaudited Pro Forma Condensed Financial Information should be read in conjunction with the historical financial statements of NationsBank and BankAmerica.

         The Unaudited Pro Forma Condensed Statements of Income for the years ended December 31, 1997, 1996 and 1995 present the combined results of operations of NationsBank and BankAmerica as if the Reorganization had been effective at January 1, 1995, after giving effect to certain adjustments described in the attached Notes to the Unaudited Pro Forma Condensed Financial Information.

         The unaudited Pro Forma Condensed Financial Information and accompanying notes reflect the application of the pooling of interests method of accounting for the Reorganization. Under this method of accounting, the recorded assets, liabilities, shareholders' equity, income and expenses of NationsBank and BankAmerica are combined and reflected at their historical amounts.

         The Boatmen's transaction was accounted for using the purchase method of accounting. Accordingly, the results of operations of Boatmen's have been included in the NationsBank historical financial statements from the date of acquisition. Under the purchase method of accounting, the purchase price was allocated to assets acquired and liabilities assumed based on their estimated fair values at the closing date of the transaction.

         The combined company expects to achieve certain merger benefits in the form of operating cost savings which may be significant. The pro forma earnings, which do not reflect any direct costs or potential savings which are expected to result from the consolidation of operations of NationsBank and BankAmerica, may not be indicative of the results of future operations. The unaudited pro forma earnings do not reflect any direct costs or potential savings from the consolidation of operations of Barnett. No assurances can be given with respect to the ultimate level of expense savings.


                        PRO FORMA CONDENSED BALANCE SHEET
                                  (Unaudited)

                                                                     At December 31, 1997
                                                ----------------------------------------------------------------
                                                                                                    NationsBank
                                                                                 Pro Forma          BankAmerica
                                                NationsBank     BankAmerica     Adjustments          Combined
                                                -----------     -----------     -----------         ----------
                                                                   (Dollars in Millions)
                                                                    -------------------

ASSETS
Cash and cash equivalents                         $  13,781    $  14,280           $    --      $  28,061
Time deposits placed                                  2,501        5,862                --          8,363
Investment securities                                50,604       16,453                --         67,057
Federal funds sold and securities purchased
   under agreements to resell                        10,024        9,879                --         19,903
Trading account assets                               23,682       26,480                --         50,162
Loans, leases and factored accounts receivable,
   net of unearned income                           176,778      168,104                --        344,882
Allowance for credit losses                          (3,277)      (3,500)               --         (6,777)
                                                  ----------   ----------           -------     ----------
Loans, leases and factored accounts receivable,
   net of unearned income and allowance
   for credit losses                                173,501      164,604                --        338,105
                                                 ----------    ----------           -------     ----------
Premises and equipment, net                           4,424        3,880                --          8,304
Customers' acceptance liability                       1,330        3,561                --          4,891
Intangible assets                                    11,863        5,925                --         17,788
Other assets                                         18,844        9,235                 --         28,079
                                                -----------    ---------           ---------    ---------
   Total assets                                   $ 310,554    $ 260,159           $    --      $ 570,713
                                                 ==========    =========           =========    =========


LIABILITIES
Deposits                                          $ 173,643    $ 172,037           $    --      $ 345,680
Borrowed funds                                       54,383       25,798                --         80,181
Trading account liabilities                          15,207       15,316                --         30,523
Acceptances outstanding                               1,330        3,563                --          4,893
Accrued expenses and other liabilities                9,649        7,813               800(2)      18,262
Trust preferred securities                            2,705        1,873                --          4,578
Long-term debt                                       28,890       13,922                --         42,812
                                                  ---------    ---------            --------     --------
  Total liabilities                                 285,807      240,322               800        526,929


SHAREHOLDERS' EQUITY
Preferred stock                                          94          614                --            708
Common stock                                          9,779        1,210               4,150 (4)   15,139
Additional paid-in capital                             --          7,974              (7,974)(4)       --
Retained earnings                                    14,592       13,726                (800)(2)   27,518
Common stock in treasury, at cost                      --         (3,824)              3,824 (4)       --
Other, including loan to ESOP trust                     282          137                --            419
                                                  ---------    ---------            --------    ---------
  Total shareholders' equity                         24,747       19,837                (800)      43,784
                                                  ---------    ---------           ---------    ---------
  Total liabilities and shareholders' equity      $ 310,554    $ 260,159           $      --    $ 570,713
                                                  =========    =========           =========    =========



                        PRO FORMA CONDENSED INCOME STATEMENT
                                  (Unaudited)

                                                        For the Year Ended December 31, 1997
                                                --------------------------------------------------------------
                                                                                                  NationsBank
                                                                                 Pro Forma        BankAmerica
                                                NationsBank     BankAmerica     Adjustments        Combined
                                                -----------     -----------     -----------       ----------
                                                     (Dollars in Millions, Except Per Share Amounts)
                                                      ---------------------------------------------

INTEREST INCOME
Interest and fees on loans and leases               $    15,270   $    13,932    $     --     $    29,202
Interest and dividends on securities                      2,140         1,123          --           3,263
Federal funds sold and securities purchased under
  agreements to resell                                      699           817          --           1,516
Trading account securities                                1,352         1,230          --           2,582
Other interest income                                       226           415          --             641
                                                     ----------      --------      -------     ----------
   Total interest income                                 19,687        17,517          --          37,204



INTEREST EXPENSE
Deposits                                                  4,891         5,793          --          10,684
Borrowed funds                                            2,435         1,676          --           4,111
Trading account liabilities                                 678           297          --             975
Long-term debt                                            1,966         1,166          --           3,132
                                                      ---------       -------      ------       ---------
   Total interest expense                                 9,970         8,932          --          18,902
                                                      ---------       -------      ------       ---------
NET INTEREST INCOME                                       9,717         8,585          --          18,302
Provision for credit losses                                 954           950          --           1,904
                                                      ---------       -------      ------       ---------
NET CREDIT INCOME                                         8,763         7,635          --          16,398
Gains on sales of securities                                155           116          --             271
Noninterest income                                        5,929         5,952          --          11,881
Foreclosed properties expense (income)                        9           (22)         --             (13)
Merger and restructuring charge                             374          --            --             374
Noninterest expense                                       9,234         8,399          --          17,633
                                                      ---------      --------       -----       ---------
INCOME BEFORE INCOME TAXES                                5,230         5,326          --          10,556
Income tax expense                                        1,898         2,116          --           4,014
                                                      ---------      --------       -----       ---------
NET INCOME BEFORE PREFERRED DIVIDENDS                     3,332         3,210          --           6,542
Preferred dividends                                          11           100          --             111
                                                      ---------      --------       -----       ---------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS         $     3,321   $     3,110    $     --     $     6,431
                                                      =========     =========      =======      =========
Basic earnings per share                            $      3.53   $      4.45                 $      3.71
                                                      =========     =========                   =========
Diluted earnings per share                          $      3.44   $      4.32                 $      3.61
                                                      =========     =========                   =========
Average common shares - Basic                           941,992       699,189                   1,733,194
                                                      =========     =========                   =========
Average common shares - Diluted                         967,672       719,777                   1,782,172
                                                      =========     =========                   =========


                        PRO FORMA CONDENSED INCOME STATEMENT
                                  (Unaudited)

                                                        For the Year Ended December 31, 1996
                                                ---------------------------------------------------------------
                                                                                                  NationsBank
                                                                                 Pro Forma        BankAmerica
                                                NationsBank     BankAmerica     Adjustments        Combined
                                                -----------     -----------     -----------       ----------
                                                     (Dollars in Millions, Except Per Share Amounts)
                                                      ---------------------------------------------

INTEREST INCOME
Interest and fees on loans and leases               $    13,121   $    13,412    $     --     $    26,533
Interest and dividends on securities                      1,618         1,160          --           2,778
Federal funds sold and securities purchased under
  agreements to resell                                      689           682          --           1,371
Trading account securities                                1,228         1,001          --           2,229
Other interest income                                       176           453          --             629
                                                     ----------      --------      -------     ----------
   Total interest income                                 16,832        16,708          --          33,540



INTEREST EXPENSES
Deposits                                                  4,246         5,359          --           9,605
Borrowed funds                                            2,274         1,430          --           3,704
Trading account liabilities                                 653           227          --             880
Long-term debt                                            1,435         1,063          --           2,498
                                                      ---------       -------      ------       ---------
   Total interest expense                                 8,608         8,079          --          16,687
                                                      ---------       -------      ------       ---------
NET INTEREST INCOME                                       8,224         8,629          --          16,853
Provision for credit losses                                 760           885          --           1,645
                                                      ---------       -------      ------       ---------
NET CREDIT INCOME                                         7,464         7,744          --          15,208
Gains on sales of securities                                 86            61          --             147
Noninterest income                                        4,408         5,302          --           9,710
Foreclosed properties expense                                21             1          --              22
Merger and restructuring charge                             118           280          --             398
Noninterest expense                                       7,283         8,053          --          15,336
                                                      ---------      --------       -----       ---------
INCOME BEFORE INCOME TAXES                                4,536         4,773          --           9,309
Income tax expense                                        1,597         1,900          --           3,497
                                                      ---------      --------       -----       ---------
NET INCOME PREFERRED DIVIDENDS                            2,939         2,873          --           5,812
Preferred dividends                                          17           185          --             202
                                                      ---------      --------       -----       ---------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS         $     2,922   $     2,688    $     --     $     5,610
                                                      =========     =========      ========     =========
Basic earnings per share                            $      3.56   $      3.72                 $      3.42
                                                      =========     =========                   =========
Diluted earnings per share                          $      3.50   $      3.65                 $      3.36
                                                      =========     =========                   =========
Average common shares - Basic                           820,945       722,373                   1,638,382
                                                      =========     =========                   =========
Average common shares - Diluted                         837,706       736,055                   1,670,626
                                                      =========     =========                   =========


                        PRO FORMA CONDENSED INCOME STATEMENT
                                  (Unaudited)

                                                        For the Year Ended December 31, 1995
                                                --------------------------------------------------------------
                                                                                                  NationsBank
                                                                                 Pro Forma        BankAmerica
                                                NationsBank     BankAmerica     Adjustments        Combined
                                                -----------     -----------     -----------       ----------
                                                     (Dollars in Millions, Except Per Share Amounts)
                                                      ---------------------------------------------

INTEREST INCOME
Interest and fees on loans and leases               $    12,134   $    12,760    $     --     $    24,894
Interest and dividends on securities                      1,844         1,276          --           3,120
Federal funds sold and securities purchased under
  agreements to resell                                      942           650          --           1,592
Trading account securities                                1,100           741          --           1,841
Other interest income                                       166           466          --             632
                                                     ----------      --------      -------     ----------
   Total interest income                                 16,186        15,893          --          32,079



INTEREST EXPENSES
Deposits                                                  4,274         4,923          --           9,197
Borrowed funds                                            2,858         1,160          --           4,018
Trading account liabilities                                 896           182          --           1,078
Long-term debt                                              964         1,113          --           2,077
                                                      ---------       -------      ------       ---------
   Total interest expenses                                8,992         7,378          --          16,370
                                                      ---------       -------      ------       ---------
NET INTEREST INCOME                                       7,194         8,515          --          15,709
Provision for credit losses                                 505           440          --             945
                                                      ---------       -------      ------       ---------
NET CREDIT INCOME                                         6,689         8,075          --          14,764
Gains on sales of securities                                 34            34          --              68
Noninterest income                                        3,787         4,459          --           8,246
Foreclosed properties expense                                30            18          --              48
Merger and restructuring charge                              --          --            --              --
Noninterest expense                                       6,670         7,983          --          14,653
                                                      ---------      --------       -----       ---------
INCOME BEFORE INCOME TAXES                                3,810         4,567          --           8,377
Income tax expense                                        1,327         1,903          --           3,230
                                                      ---------      --------       -----       ---------
NET INCOME PREFERRED DIVIDENDS                            2,483         2,664          --           5,147
Preferred dividends                                          24           227          --             251
                                                      ---------      --------       -----       ---------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS         $     2,459   $     2,437    $     --     $     4,896
                                                      =========     =========       =====       =========
Basic earnings per share                            $      3.18   $      3.28                 $      3.03
                                                      =========     =========                   =========
Diluted earnings per share                          $      3.10   $      3.24                 $      2.98
                                                      =========     =========                   =========
Average common shares - Basic                           773,799       741,963                   1,613,404
                                                      =========     =========                   =========
Average common shares - Diluted                         800,104       751,112                   1,650,062
                                                      =========     =========                   =========

                        NOTES TO THE UNAUDITED PRO FORMA
                         CONDENSED FINANCIAL INFORMATION

                              (Shares in Thousands)

NOTE 1 - BASIS OF PRESENTATION

         On April 10, 1998, NationsBank entered into an agreement and plan of Reorganization with BankAmerica. The Reorganization will create a new
Delaware holding company called BankAmerica Corporation which will be headquartered in Charlotte, North Carolina. Each outstanding share of BankAmerica common stock will be converted into 1.1316 shares of the new holding company's common stock and each share of NationsBank's common stock will be converted into one share of the new company's common stock.

         The unaudited Pro Forma Condensed Financial Information has been prepared assuming that the Reorganization will be accounted for under the pooling of interests method and is based on the historical consolidated financial statements of NationsBank and BankAmerica. Certain amounts in the historical financial statements of BankAmerica have been reclassified to conform with NationsBank's historical financial statement presentation.

         The pro forma adjustments represent management's best estimates based on available information at this time. Actual adjustments will differ from those reflected in the unaudited Pro Forma Condensed Financial Information. NationsBank and BankAmerica are still in the process of reviewing their respective accounting policies relative to those followed by the other entity. As a result of this review, it may be necessary to restate certain amounts in NationsBank's or BankAmerica's financial statements to conform to those accounting policies that are most appropriate. In management's opinion, any such restatements will not be material.

         On January 9, 1998, NationsBank completed its merger with Barnett Banks, Inc. (Barnett), headquartered in Jacksonville, Florida, resulting in the issuance of approximately 233 million shares of NationsBank's common stock. The transaction was accounted for under the pooling of interests method and accordingly, the historical financial statements of NationsBank reflect the merger with Barnett for all periods presented.

         On January 7, 1997, NationsBank completed the acquisition of Boatmen's Bancshares, Inc. (Boatmen's), headquartered in St. Louis, Missouri, resulting in the issuance of approximately 195 million shares of NationsBank's common stock valued at $9.4 billion and aggregate cash payments of $371 million to Boatmen's shareholders. At the acquisition date, Boatmen's total assets and deposits were approximately $41.2 billion and $32.0 billion, respectively. The acquisition was accounted for under the purchase method of accounting and, accordingly, is included in NationsBank's historical financial statements from the date of acquisition.

         The unaudited Pro Forma Condensed Financial Information should be read in conjunction with the historical consolidated financial statements and the related notes thereto of each of NationsBank and BankAmerica. NationsBank's historical financial statements, restated to give retroactive effect of the merger of NationsBank with Barnett, are included in NationsBank's Current Report on Form 8-K filed with the SEC on April 15, 1998. BankAmerica's historical financial statements are incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997 as filed with the SEC on March 16, 1998. The unaudited Pro Forma Condensed Financial Statements should be read in conjunction with the historical financial statements of NationsBank and BankAmerica.

NOTE 2 - MERGER AND RESTRUCTURING ITEMS

         In connection with the Reorganization, the combined company expects to incur pre-tax merger and restructuring items of approximately $1.3 billion
($800 million after tax), which will include severance and change in control expenses, conversion and related costs and occupancy and equipment expenses (primarily lease exit costs and the elimination of duplicate facilities and other capitalized assets), exit costs related to contract terminations and other Reorganization costs (including legal and investment banking fees). The pro forma adjustments represent management's best estimates based on available information at this time. Actual adjustments will differ from those reflected in the unaudited Pro Forma Condensed Financial Information.

NOTE 3 - DIVESTITURES

         The combined company anticipates that, to comply with what the Federal Reserve Board, the Department of Justice and certain state authorities may require in connection with their review of the Reorganization, certain branches of NationsBank and BankAmerica will need to be divested in various markets where each of NationsBank and BankAmerica have a combined share of deposits. The impact of anticipated branch divestitures on the combined company's financial condition and results of operations is not expected to be material.

NOTE 4 - SHAREHOLDERS' EQUITY

         In conjunction with the Reorganization, a new holding company will be established called BankAmerica Corporation. Each outstanding share of BankAmerica common stock will be converted into 1.1316 shares of the new holding company's common stock and each share of NationsBank's common stock will be converted into one share of the new company's common stock. NationsBank and BankAmerica had 943,933 and 688,057 shares of common stock outstanding as of December 31, 1997, respectively. The common stock in the Unaudited Pro Forma Condensed Balance Sheet has been adjusted to reflect the reclassification of BankAmerica's additional paid-in capital and treasury stock to conform to NationsBank's presentation. Unaudited pro forma retained earnings reflects the estimated adjustment for anticipated merger and restructuring costs as described above.

NOTE 5 - OPERATING COST SAVINGS

         The combined company expects to achieve a certain level of cost savings through the optimization of delivery systems, reduction of corporate overhead, elimination of redundant staff functions, consolidation of business lines, data processing and back office operations, infrastructure and vendor leverage and the elimination of certain duplicate or excess facilities. No adjustment has been included in the unaudited Pro Forma Condensed Financial Information for the anticipated operating cost savings. There can be no assurance that anticipated operating cost savings will be achieved in the expected amounts or at the times anticipated.

(c) Exhibits.

         The following exhibits are filed herewith:

                EXHIBIT NO.      DESCRIPTION OF EXHIBIT

                    99.1         Consolidated Financial
                                 Statements of BankAmerica
                                 Corporation and Report of
                                 Ernst & Young LLP.

                    99.2         Consent of Ernst & Young LLP.

                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               NationsBank Corporation
                                               Registrant


Date: April 24, 1998                           /s/ Marc D. Oken
                                               ----------------
                                               Marc D. Oken
                                               Executive Vice President
                                               and Chief Accounting Officer